                                                                    Exhibit 3(b)



                               HE HOLDINGS, INC.


                              ___________________



                                    BY-LAWS



                                   As Amended

                                December 8, 1992

                               HE HOLDINGS, INC.

                                     BYLAWS

                                     Index

ARTICLE I - MEETING OF STOCKHOLDERS .......................................   1

1.1.  Annual ..............................................................   1
1.2.  Special .............................................................   1
1.3.  Notice of Meetings ..................................................   1
1.4.  List of Stockholders Entitled to Vote ...............................   1
1.5.  Quorum ..............................................................   1
1.6.  Organization ........................................................   2
1.7.  Voting; Proxies .....................................................   2
1.8.  Fixing Date for Determination of Stockholders of Record .............   2
1.9.  Adjournments ........................................................   3

ARTICLE II - BOARD OF DIRECTORS ...........................................   3

2.1.  Responsibility and Number ...........................................   3
2.2.  Election; Resignation; Vacancies ....................................   3
2.3.  Regular Meetings ....................................................   3
2.4.  Special Meetings ....................................................   3
2.5.  Quorum; Vote Required for Action ....................................   3
2.6.  Organization ........................................................   4
2.7.  Transactions with Corporation .......................................   4
2.8.  Ratification ........................................................   4
2.9.  Informal Action by Directors ........................................   4
2.10. Telephonic Meetings Permitted .......................................   5

ARTICLE III - COMMITTEES ..................................................   5

3.1.  Committees of the Board of Directors ................................   5
3.2.  Committees of the Corporation .......................................   5
3.3.  Election and Vacancies ..............................................   6
3.4.  Procedure; Quorum ...................................................   6
3.5.  Executive Committee .................................................   6
3.6.  Finance Committee ...................................................   6
3.7.  Corporate Responsibility Committee ..................................   7
3.8.  Incentive and Compensation Committee ................................   7
3.9.  Audit Committee .....................................................   7

ARTICLE IV - OFFICERS .....................................................   8

4.1.  Elected Officers ....................................................   8
4.2.  Chairman of the Board of Directors ..................................   8
4.3.  Vice Chairmen of the Board of Directors .............................   8
4.4.  President ...........................................................   8

4.5.  Executive Vice Presidents ...........................................   8
4.6.  Senior Vice Presidents ..............................................   9
4.7.  Vice Presidents .....................................................   9
4.8.  Treasurer ...........................................................   9
4.9.  Secretary ...........................................................   9
4.10. Controller ..........................................................   9
4.11. General Counsel .....................................................   9
4.12. Subordinate Officers.................................................  10
4.13. Resignation, Removal, Suspension and Vacancies ......................  10

ARTICLE V - INDEMNIFICATION ...............................................  11

5.1.  Right to Indemnification of Directors and Officers ..................  11
5.2.  Advancement of Expenses of Directors and Officers ...................  11
5.3.  Claims by Officers or Directors .....................................  11
5.4.  Indemnification of Employes .........................................  11
5.5.  Advancement of Expenses of Employes .................................  12
5.6.  Non-Exclusivity of Rights ...........................................  12
5.7.  Other Indemnification ...............................................  12
5.8.  Insurance ...........................................................  12
5.9.  Amendment or Repeal .................................................  12

ARTICLE VI - MISCELLANEOUS ................................................  13

6.1.  Offices .............................................................  13
6.2.  Certificates ........................................................  13
6.3.  Seal ................................................................  13
6.4.  Fiscal Year .........................................................  13
6.5.  Notice ..............................................................  13
6.6.  Waiver of Notice ....................................................  14
6.7.  Voting of Stocks Owned by the Corporation ...........................  14
6.8.  Form of Records .....................................................  14
6.9.  Amendment of By-Laws ................................................  14

                               HE HOLDINGS, INC.

                                     BYLAWS

                          AS AMENDED DECEMBER 8, 1992

                      ARTICLE I - MEETING OF STOCKHOLDERS


1.1. Annual. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such place and time as the chairman of the board or the board of directors shall designate.

1.2. Special. Special meetings of stockholders may be called by the board of directors or the chairman of the board of directors at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

1.3. Notice of Meetings. Written notice of each meeting of stockholders shall be given by the chairman of the board and/or the secretary in compliance with the provisions of Delaware law.

1.4. List of Stockholders Entitled to Vote. The secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of one-third of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.9 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.6. Organization. The chairman of the board of directors, a vice chairman, the president or an executive vice president, or in their absence a vice president, shall preside at meetings of the stockholders. The secretary of the corporation shall act as secretary, but in his absence the presiding officer may appoint a secretary.

1.7. Voting; Proxies. Each stockholder shall be entitled to vote in accordance with the numbers of shares and voting powers of the voting shares held of record by him. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but such proxy, whether revocable or irrevocable, shall comply with the requirements of Delaware law. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the voting power of the shares of stock present in person or represented by proxy and entitled to vote shall be sufficient. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

1.9. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


                        ARTICLE II - BOARD OF DIRECTORS


2.1. Responsibility and Number. The business and affairs of the corporation shall be managed by or under the direction of a board of directors. The number of directors shall be determined from time to time by resolution of the stockholders.

2.2. Election; Resignation; Vacancies. At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the chairman of the board or to the secretary. Any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Each director so elected shall hold office concurrent with the term of other directors or until his successor is elected and qualified.

2.3. Regular Meetings. Unless otherwise determined by resolution of the board of directors, a meeting of the board of directors for the election of officers and the transaction of such other business as may come before it shall be held as soon as practicable following the annual meeting of stockholders, and other regular meetings of the board of directors shall be held semi-annually on a day and at such place and time as the chairman of the board shall designate.

2.4. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors, a vice chairman or the president, and shall be called by the secretary at the request in writing of one-third of the directors then in office. Notice of a special meeting of the board of directors shall be given by the secretary at least twenty-four hours before the special meeting.

2.5. Quorum; Vote Required for Action. At all meetings of the board of directors one-third of the whole board shall constitute a quorum for the transaction of business. Except in cases in which applicable law, the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

2.6. Organization. The chairman of the board of directors, or in his absence the president, or in their absence a member of the board selected by the members present, shall preside at meetings of the board. The secretary of the corporation shall act as secretary, but in his absence the presiding officer may appoint a secretary.

2.7. Transactions with Corporation. No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, (l) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) if the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) if the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

2.8. Ratification. Any transaction questioned in any stockholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the board of directors or by the stockholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.9. Informal Action by Directors. Unless otherwise restricted by the certificates of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

2.10. Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.


                            ARTICLE III - COMMITTEES


3.1. Committees of the Board of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, consisting of one or more of the directors of the corporation, to be committees of the board of directors ("committees of the board"). All committees of the board may authorize the seal of the corporation to be affixed to any papers which may require it. To the extent provided in any resolution of the board of directors or these by-laws, and to the extent permissible under the laws of the State of Delaware and the certificate of incorporation, any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

The following committees shall be standing committees of the board: the executive committee, the finance committee, the corporate responsibility committee, the incentive and compensation committee and the audit committee.
The board of directors may designate, by resolution adopted by a majority of the whole board, additional committees of the board and may prescribe for each such committee such powers and authority as may properly be granted to such committees in the management of the business and affairs of the corporation.

3.2. Committees of the Corporation. The board of directors, the executive committee, or the chairman of the board may designate committees of the corporation. Such committees shall consist of such officers of the corporation or a parent corporation as the board of directors, the executive committee, or the chairman shall determine.

Each committee of the corporation shall have and may exercise such powers, authority and responsibilities as the board of directors, the executive committee, or the chairman shall determine, and as may properly be granted to such committee under the laws of the State of Delaware, the certificate of incorporation and these by-laws. The powers, authority and responsibilities thereby granted may include the powers, authority and responsibilities which may be granted to officers of the corporation.

3.3. Election and Vacancies. The members and chairmen of each standing committee of the board shall be elected annually by the board of directors at its first meeting after each annual meeting of stockholders or at any other time the board of directors shall determine. The members of other committees of the board may be elected at such time as the board may determine. Vacancies in any committee of the board may be filled at such time and in such manner as the board of directors shall determine.

3.4. Procedure; Quorum. Except to the extent otherwise provided in these by-laws or any resolution of the board of directors, each committee of the board and each committee of the corporation may fix its own rules of procedure.

A majority of the members (but in no event less than two) of the executive committee shall be necessary to constitute a quorum. The members necessary to constitute a quorum of any other committee of the board or committee of the corporation shall be one-third of the members thereof, or such larger number as shall be set forth in the by-laws, or as shall be determined from time to time by resolution of the board of directors but in no event less than two. The vote of a majority of the members present at a meeting of a committee of the board or committee of the corporation at which meeting a quorum is present shall be the act of the committee unless the certificate of incorporation, the by-laws or a resolution of the board of directors shall require the vote of a greater number.

3.5. Executive Committee. The chairman of the board shall be the chairman of the executive committee. Other members of the executive committee shall be selected by the board of directors. During the interval between meetings of the board of directors, the executive committee shall have and may exercise all the powers, authority and responsibilities of the board of directors in the management of the business and affairs of the corporation, to the extent permissible under the laws of the State of Delaware or the certificate of incorporation. The executive committee shall have the power and authority to declare both regular and special dividends.

3.6. Finance Committee. The board of directors shall select the members of the finance committee. The chairman of the board of directors shall be the chairman of the finance committe. The finance committee shall have such powers and responsibilities concerning the financial affairs of the corporation as the board of directors may from time to time assign to it.

3.7. Corporate Responsibility Committee. The board of directors shall select the members of the corporate responsibility committee and shall designate the chairman of the committee. The committee shall be responsible for formulating policies for the corporation and monitoring the implementation of such policies to insure compliance of the corporation with governmental and other legal regulations applicable to the operations of the corporation. The committees' areas of responsibility shall include compliance by the corporation with the Foreign Corrupt Practices Act, compliance with governmental procurement laws, regulation and policies and the overall discharge of the corporation's legal and ethical responsibilities.

3.8. Incentive and Compensation Committee. The board of directors shall select the members of the incentive and compensation committee and shall designate the chairman of the committee. No officer of the corporation shall be a member of the committee. No member of the committee shall be eligible to participate in any plan falling within the jurisdiction of the committee. The committee shall have and may exercise the powers and authority granted to it by any incentive compensation plan for employes of the corporation or any of its subsidiaries, and such other powers, authority and responsibilities as may be determined by the board of directors.

The committee shall determine the compensation of: (a) employes of the corporation who are directors of the corporation, and (b) after receiving and considering the recommendation of the chairman of the board of directors and the president of the corporation, all other employes of the corporation who are officers of the corporation or who occupy such other positions as may be designated by the committee.

Where any employe benefit or incentive compensation plan affects employes of the corporation or its subsidiaries and the compensation of such employes is determined or subject to review by the committee, such plan shall first be submitted to the committee for its review. Any such plan or amendment or modification shall be made effective with respect to such employes only if and to the extent approved by the committee.

3.9. Audit Committee. The board of directors shall select the members of the audit committee and shall designate the chairman of the committee. No officer of the corporation or member of the finance committee shall be a member of the audit committee. The members of the audit committee shall not be eligible to participate in any incentive compensation plan for employes of the corporation or any of its subsidiaries. The selection by the committee of accountants for the ensuing calendar year shall be made annually in advance of the annual meeting of stockholders and shall be submitted to the stockholders for ratification or rejection at such meeting. The audit committee shall have and may exercise such powers, authority and responsibilities as are normally incident to the functions of an audit committee or as may be determined by the board of directors.

                             ARTICLE IV - OFFICERS


4.1. Elected Officers. The officers of the corporation shall be elected by the board of directors. There shall be a chairman of the board, a president, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, a treasurer, a controller and a general counsel. The chairman of the board and the president shall be members of the board of directors and the executive committee. The board of directors may also elect persons to hold such other offices as the board of directors shall determine, including the office of vice chairman of the board. A person may hold any number of offices. Elected officers shall hold their offices at the pleasure of the board of directors, or until their earlier resignation.

4.2. Chairman of the Board of Directors. The chairman of the board of directors shall be the chief executive officer of the corporation and shall have the general executive responsibility for the conduct of the business and affairs of the corporation. He shall preside at meetings of the stockholders and shall be the chairman of the executive committee. He shall have and exercise such other powers, authority and responsibilities as the board of directors may determine.

In the absence of or during the disability of the chairman of the board, the president shall have and exercise the powers, authority and responsibilities of the chairman of the board.

4.3. Vice Chairmen of the Board of Directors. The board of directors may designate one or more vice chairmen of the board of directors who shall be members of the board of directors and of the executive committee. Each vice chairman shall have such powers and shall perform such duties as may be assigned to him by the board of directors or the chairman of the board.

4.4. President. The president shall be the chief operating officer of the corporation and shall have general operational responsibility for the world-wide operations of the corporation and the production and marketing of the corporation's principal products. He shall be a member of the executive committee. He shall have and exercise such other powers, authority and responsibilities as the board of directors may determine.

In the absence of or during the disability of the president, the chairman of the board shall have and exercise the powers, authority and responsibilities of the president.

4.5. Executive Vice Presidents. The board of directors shall elect one or more executive vice presidents of the corporation with such powers, authority and responsibilities as may be determined by the board of directors.

4.6. Senior Vice Presidents. The board of directors shall elect one or more senior vice presidents of the corporation with such powers, authorized responsibilities as may be determined by the board of directors.

4.7. Vice Presidents. The board of directors shall elect one or more vice presidents of the corporation with such powers, authority and responsibilities as may be determined by the board of directors.

4.8. Treasurer. The board of directors shall elect a treasurer with such powers, authority and responsibilities as may be determined by the board of directors or the executive committee. The treasurer shall have custody of all funds and securities of the corporation and shall perform all acts incident to the position of treasurer. He shall render such accounts and reports as may be required by the board of directors or the executive committee. The records books and accounts of the office of the treasurer shall, during the usual hours for business at the office of the treasurer, be open to the examination of any director.

4.9. Secretary. The board of directors shall elect a secretary with such powers, authority and responsibilities as may be determined by the board of directors or the chairman of the board. The secretary shall keep the minutes of all meetings of stockholders and directors and of such committees as to which he may be so directed. He shall give all required notices and shall have charge of such books and papers as the board of directors may require. He shall submit such reports to the board of directors or to any of the committees of the board or committees of the corporation as the board of directors or any such committee may require.

4.10. Controller. The board of directors shall elect a controller with such powers, authority and responsibilities as may be determined by the board of directors or the executive committee. The controller shall be in charge of the accounts of the corporation and shall perform all acts incident to the position of controller. He shall submit such reports and records to the board of directors or to any of the committees of the board or committee of the corporation as the board of directors or any such committee may require.


4.11. General Counsel. The board of directors shall elect a general counsel who shall be the chief legal officer of the corporation. He shall have general control of all matters of legal import concerning the corporation and shall have such other powers, authority and responsibilities as may be determined by the board of directors, the executive committee or the chairman of the board.

4.12. Subordinate Officers. The board of directors and the executive committee may, from time to time, appoint one or more assistant secretaries, assistant treasurers, assistant controllers, and such other subordinate officers as the board of directors or such committee may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the board of directors or the executive committee may from time to time determine. The board of directors may grant to any other committee of the board, committee of the corporation or chairman of the board the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority and duties. Such subordinate officers shall hold their positions at the pleasure of the board of directors or the appropriate committee.

In the interval between annual organizational meetings of the board of directors, or of the executive committee, the chairman of the board shall have the power and authority to appoint such subordinate officers. Such subordinate officers shall serve until the first meeting of the board of directors or of the executive committee, as appropriate, immediately following the annual meeting of stockholders.

4.13. Resignation, Removal, Suspension and Vacancies. Any officer may resign at any time by giving written notice to the chairman of the board, the president or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Any officer elected by the board of directors may be suspended or removed at any time by the affirmative vote of a majority of the whole board. Any subordinate officer of the corporation appointed by the board of directors or a committee of the board, or committee of the corporation, may be suspended or removed at any time by a majority vote of a quorum of the board of directors, or of the committee appointing such subordinate officer.

The chairman of the board may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the board or the appropriate committee a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

As appropriate, the board of directors, the executive committee, and/or the chairman of the board may fill any vacancy created by the resignation, death, retirement or removal of an officer in the same manner as provided for the election or appointment of such person.

                          ARTICLE V - INDEMNIFICATION


5.1. Right to Indemnification of Directors and Officers. Subject to the other provisions of this article, the corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employe, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

5.2. Advancement of Expenses of Directors and Officers. The corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.

5.3. Claims by Officers or Directors. If a claim for indemnification or advancement of expenses by an officer or director under this article is not paid in full within ninety days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

5.4. Indemnification of Employes. Subject to the other provisions of this article, the corporation may indemnify and advance expenses to every employe who is not a director or officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended against any and all amounts (including judgments, fines, payments in settlement, attorneys fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened,

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

pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative ("a proceeding"), in which such employe was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employe of the corporation, or is or was serving at the request of the corporation as a director, officer, employe, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The ultimate determination of entitlement to indemnification of employes who are not officers and directors shall be made by the board of directors or by a committee of the board of directors in such manner as the board or such committee shall determine. The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

5.5. Advancement of Expenses of Employes. The advancement of expenses of an employe who is not an officer or director shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board of directors or of the corporation.

5.6. Non-Exclusivity of Rights.  The rights conferred on any person by this
Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision or the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

5.7. Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employe of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

5.8. Insurance. The board of directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation's expense insurance (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employes under the provisions of this Article V, and (b) to indemnify or insure directors, officers and employes against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this Article V.

5.9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person

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

in respect of any act or omission occurring prior to the time of such repeal or modification.


                           ARTICLE VI - MISCELLANEOUS


6.1. Offices. The registered office of the corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The corporation may also have other offices without as well as within the State of Delaware. The books of the corporation may be kept outside the State of Delaware.

6.2. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the chairman or a vice chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. The form of such certificates and the signatures thereon shall comply with the requirements of Delaware law. The corporation shall maintain a record of the holders of each certificate and transfer stock and issue new certificates to replace lost, stolen or destroyed certificates only pursuant to the applicable requirements of Delaware law as they presently exist, or may be amended from time to time.

6.3. Seal. The corporate seal shall have inscribed upon it the name of the corporation, the year of its organization and the words "Corporate Seal," and "Delaware." The seal shall be in charge of the secretary. Duplicate seals may be kept and used by any Assistant Secretary.

6.4. Fiscal Year. The fiscal year of the corporation shall be such fiscal year as is established from time to time by resolution of the board of directors or the executive committee.

6.5. Notice. Any notice required to be given by these by-laws may be given personally or it may be given in writing by depositing the notice in the post office or letter box in a postpaid envelope directed to such address as appears on the books of the corporation, or, in default of other address, to the general post office in Wilmington, New Castle County, Delaware. Such notice shall be deemed to be given at the time of mailing, except as otherwise provided in these by-laws. In addition, except as otherwise required by law or these by-laws, notice need not be given of any adjourned meeting other than by announcement at the meeting which is being adjourned.

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

6.6. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

6.7. Voting of Stocks Owned by the Corporation. The board of directors, the executive committee or the chairman of the board may authorize any person, and delegate to one or more other officers, the authority to authorize any person in behalf of the corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation in which Hughes Aircraft Company may hold stock.

6.8. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form with a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

6.9. Amendment of By-Laws. The board of directors shall have power to adopt, amend or repeal the by-laws at any regular or special meeting of the directors. The stockholders shall also have power to adopt, amend or repeal the by-laws at any annual or special meeting.

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